Exhibit 99.2

2015 THIRD QUARTER

SUPPLEMENTAL INFORMATION

RPAI®

Retail Properties of America, Inc.

TABLE OF CONTENTS

EARNINGS RELEASE .... i-vii

FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9

TRANSACTION SUMMARY

Acquisitions 10
Dispositions 11

PORTFOLIO SUMMARY

Market Summary and Property Overview 12
Retail Operating Portfolio Occupancy 13
Top Retail Tenants 14
Retail Leasing Activity Summary 15
Retail Lease Expirations 16

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 17-20

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200
Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
YEAR TO DATE SAME STORE NOI INCREASE OF 3.4%
AND INCREASES GUIDANCE
Oak Brook, IL – November 3, 2015 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2015.
FINANCIAL RESULTS
For the quarter ended September 30, 2015, the Company reported:

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $64.4 million, or $0.27 per share, compared to $65.7 million, or $0.28 per share, for the same period in 2014;

▪
Funds from operations (FFO) attributable to common shareholders of $53.7 million, or $0.23 per share, compared to $65.0 million, or $0.28 per share, for the same period in 2014, the decrease being primarily attributable to non-operating transactions; and

▪	Net income (loss) attributable to common shareholders of $76.0 million, or $0.32 per share, compared to $(29.1) million, or $(0.12) per share, for the same period in 2014.
For the nine months ended September 30, 2015, the Company reported:

▪	Operating FFO attributable to common shareholders of $188.7 million, or $0.80 per share, compared to $194.4 million, or $0.82 per share, for the same period in 2014;

▪
FFO attributable to common shareholders of $168.4 million, or $0.71 per share, compared to $194.5 million, or $0.82 per share, for the same period in 2014, the decrease being primarily attributable to non-operating transactions; and

▪	Net income attributable to common shareholders of $115.0 million, or $0.49 per share, compared to $10.3 million, or $0.04 per share, for the same period in 2014.
OPERATING RESULTS
For the quarter ended September 30, 2015, the Company’s portfolio results were as follows:

▪	2.0% increase in same store net operating income (NOI) over the comparable period in 2014;

▪	4.2% increase in same store NOI, excluding the impact of strategic remerchandising activities, over the comparable period in 2014;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.8% at September 30, 2015, down 20 basis points from 95.0% at September 30, 2014 and up 30 basis points from 94.5% at June 30, 2015;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.6% at September 30, 2015, down 10 basis points from 94.7% at September 30, 2014 and up 20 basis points from 94.4% at June 30, 2015;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $16.17 at September 30, 2015, up 5.4% from $15.34 ABR per occupied square foot at September 30, 2014;

▪	Target market multi-tenant retail portfolio ABR per occupied square foot of $18.06;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	666,000 square feet of retail leasing transactions comprised of 131 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 19.6% on new leases and 7.3% on renewal leases for a blended spread of 9.4%.
For the nine months ended September 30, 2015, the Company’s portfolio results were as follows:

▪	3.4% increase in same store NOI over the comparable period in 2014;

▪	4.9% increase in same store NOI, excluding the impact of strategic remerchandising activities, over the comparable period in 2014;

▪	2,213,000 square feet of retail leasing transactions comprised of 412 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 21.8% on new leases and 6.5% on renewal leases for a blended spread of 8.4%.
“We are pleased to report another strong quarter of results, including stronger than expected same store NOI, record-setting blended re-leasing spreads, meaningful traction on our non-strategic dispositions and an increase in earnings guidance,” stated Steve Grimes, president and chief executive officer. “As we approach the end of the year, we are very confident in our ability to exceed all of our 2015 objectives.”
REMERCHANDISING UPDATE
The Company continues its efforts to remerchandise 15 anchor locations within its 2015 same store portfolio, representing approximately 537,000 square feet of gross leasable area. Year to date, tenants in 14 of these locations vacated, representing approximately 496,000 square feet, of which four tenants vacated during the quarter, representing 97,000 square feet. Year to date, the Company has re-leased 241,000 square feet with weighted average downtime of approximately five months, of which 119,000 square feet was comparable with a weighted average re-leasing spread of 26.0%. The Company now expects that the weighted average comparable re-leasing spread for the 15 anchor locations will be in the range of 10% to 15%, with weighted average downtime of approximately 12 months.
INVESTMENT ACTIVITY
Acquisitions
During the quarter, the Company closed on the previously announced acquisition of Coal Creek Marketplace (Coal Creek), located in the Seattle Metropolitan Statistical Area (MSA), for a gross purchase price of $17.6 million. Coal Creek is a 56,000 square foot grocery-anchored shopping center situated in a well-populated and affluent area within a high barrier-to-entry sub-market. The property is 94.6% occupied and is anchored by Quality Food Centers, a subsidiary of Kroger. The Company also closed on the previously announced acquisition of an outparcel at one of its lifestyle centers, Southlake Town Square located in the Dallas MSA, for a gross purchase price of $8.4 million. The recently constructed building is occupied by Trader Joe’s.
Subsequent to quarter end, the Company acquired an outparcel at one of its neighborhood centers, Royal Oaks Village II located in the Houston MSA, for a gross purchase price of $6.8 million. The building is currently under construction and leased to Trader Joe’s, which is expected to open in the first half of 2016.
Additionally, the Company is under contract to acquire Towson Square, a mixed-use shopping center located in the Washington, D.C./Baltimore corridor, for a gross purchase price of $40.5 million. The property is anchored by a state-of-the-art 15 screen Cinemark Theatre and supported by a variety of national and regional restaurant concepts such as BJ’s Restaurant and Brewhouse, World of Beer, Bobby’s Burger Palace, Bonefish Grill and Nando’s Peri-Peri. Towson Square is a

new development that opened in 2014 and is currently 96.6% occupied. The property is located adjacent to the Company’s existing center, Towson Circle. The Company expects to integrate both of these properties into one property as part of the larger planned redevelopment. This transaction is expected to close during the fourth quarter of 2015, subject to satisfaction of customary closing conditions.
Year to date, the Company has completed or announced $463.9 million of unencumbered acquisitions, with a weighted average ABR per occupied square foot of $21.54. These acquisitions are comprised of high quality, multi-tenant retail assets located in the Washington, D.C./Baltimore corridor, in addition to the Seattle, Austin, Dallas and Houston MSAs, resulting in an expansion of the Company’s multi-tenant retail footprint in these target markets by 1.2 million square feet. These properties possess strong demographic profiles, with weighted average household income of $128,000 and weighted average population of 103,000 within a three-mile radius.
Dispositions
During the quarter, the Company completed $250.3 million of dispositions, including the sales of eight non-strategic multi-tenant retail assets for $242.5 million, one of which was classified as held for sale as of June 30, 2015, one office asset for $4.8 million, which was classified as held for sale as of June 30, 2015, and one single-user retail asset for $3.0 million.
Subsequent to quarter end, the Company sold one non-strategic development asset, which was held in a consolidated joint venture, for $35.0 million. In addition, the Company entered into agreements to dispose of one non-strategic multi-tenant retail asset and a development asset for total consideration of approximately $58.5 million. These transactions are expected to close during the fourth quarter of 2015, subject to satisfaction of customary closing conditions.
Year to date, the Company has completed or announced $499.0 million of dispositions of 16 non-strategic multi-tenant retail assets, five of its six remaining office assets, one single-user retail asset and a development asset. These assets have a weighted average ABR per occupied square foot of $12.76, which is 40.8% lower than that of the year-to-date acquisitions, with weighted average household income of $77,000 and weighted average population of 68,000 within a three-mile radius.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
During the quarter, the Company repaid $163.8 million of mortgage debt, excluding amortization, with a weighted average interest rate of 5.32% and defeased $40.7 million of mortgage debt with an interest rate of 7.50%. Subsequent to quarter end, the Company repaid $67.3 million of mortgage debt, excluding amortization, with a weighted average interest rate of 4.97% and a variable rate construction loan with a principal balance of $15.9 million and an interest rate of 2.50% as of the repayment date.
Year to date, the Company repaid $417.2 million of mortgage and construction debt, excluding amortization, with a weighted average interest rate of 5.56% and defeased $65.3 million of mortgage debt with an interest rate of 7.50% in connection with its 2015 disposition activity.
As of September 30, 2015, the Company had approximately $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.7x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.0x, as compared to 6.3x and 6.6x, respectively, as of June 30, 2015. Consolidated indebtedness had a weighted average contractual interest rate of 4.55% and a weighted average maturity of 4.5 years.

GUIDANCE
The Company is increasing its 2015 Operating FFO guidance to a range of $1.04 to $1.06 per share from $1.02 to $1.04 per share. The Company is also increasing its 2015 same store NOI growth guidance to a range of 2.5% to 3.0% from 1.75% to 2.75% as a result of continued outperformance during the quarter, driven by higher rental income and lower bad debt expense. The increase in the Company’s Operating FFO guidance is primarily attributable to the increase in its same store NOI growth guidance, the receipt of unexpected bankruptcy proceeds from a former tenant and the timing of its investment activity.
DIVIDEND
On October 27, 2015, the Company’s Board of Directors declared the fourth quarter 2015 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2015, which will be paid on December 31, 2015 to preferred shareholders of record on December 21, 2015.
On October 27, 2015, the Company’s Board of Directors also declared the fourth quarter 2015 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on January 8, 2016 to Class A common shareholders of record on December 23, 2015.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, November 4, 2015 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EST) on November 4, 2015 until midnight (EST) on November 18, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13618232.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of September 30, 2015, the Company owned 201 retail operating properties representing 29.2 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, market price of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, interest rates and operating costs, rental rates and/or vacancy rates, risks generally associated with real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to effectively manage growth, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the reporting entity holds an interest. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of the Company’s core business platform, its real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to “Net Income” or “Net Income Attributable to Common Shareholders” as an indicator of the Company’s performance or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports NOI, same store NOI and same store NOI, excluding the impact of strategic remerchandising activities. The Company defines NOI as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax

v

expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same Store NOI for the nine months ended September 30, 2015 represents NOI from the Company’s same store portfolio consisting of 184 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the nine months ended September 30, 2015 represents NOI primarily from properties acquired during 2014 and 2015, the Company’s development properties, two properties where the Company has begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in Other Investment Properties for the nine months ended September 30, 2015 include the net income from the Company's wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in Other Investment Properties for the nine months ended September 30, 2014 include the historical intercompany expense elimination related to the Company's former insurance captive unconsolidated joint venture investment, in which the Company terminated its participation effective December 1, 2014. For the nine months ended September 30, 2014, the historical captive insurance expense related to the Company’s portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended September 30, 2015, the Company's same store portfolio consists of 191 operating properties inclusive of the same store portfolio for the nine months ended September 30, 2015 and seven additional operating properties acquired during the first half of 2014. The financial results reported in Other Investment Properties for the three months ended September 30, 2015 are inclusive of the topics described above for the nine months ended September 30, 2015 excluding the seven investment properties acquired during the first half of 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. Same Store NOI, excluding the impact of strategic remerchandising activities, represents Same Store NOI, less the operating revenues of the previously announced 15 anchor locations subject to strategic remerchandising that have vacated as of September 30, 2015, as well as the related revenue impact of such efforts due to co-tenancy provisions or otherwise. The Company believes that NOI, Same Store NOI, NOI from Other Investment Properties and Same Store NOI, excluding the impact of strategic remerchandising activities, are useful measures of the Company’s operating performance. Further, the Company believes Same Store NOI, excluding the impact of strategic remerchandising activities, is also useful as it provides a basis for evaluating the impact of the Company's previously announced remerchandising activity on its operating results. Other REITs may use different methodologies for calculating these metrics, and accordingly, the Company’s NOI metrics may not be comparable to other REITs. The Company believes that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. The Company uses these metrics to evaluate its performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as alternative measures of the Company’s financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare its performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) the Company’s total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) the Company’s total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2015
	Low	High

Net income attributable to common shareholders	$0.60	$0.62
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	0.02	0.02
Gain on sales of investment properties	(0.57)	(0.57)
FFO attributable to common shareholders	$0.95	$0.97

Impact on earnings from the early extinguishment of debt, net	0.07	0.07
Provision for hedge ineffectiveness	—	—
Executive and realignment separation charges	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.04	$1.06

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Investment properties:
Land	$1,265,170	$1,195,369
Building and other improvements	4,449,686	4,442,446
Developments in progress	47,008	42,561
	5,761,864	5,680,376
Less accumulated depreciation	(1,400,363)	(1,365,471)
Net investment properties	4,361,501	4,314,905

Cash and cash equivalents	116,538	112,292
Accounts and notes receivable (net of allowances of $8,160 and $7,497, respectively)	79,390	86,013
Acquired lease intangible assets, net	140,064	125,490
Assets associated with investment properties held for sale	—	33,640
Other assets, net	106,356	131,520
Total assets	$4,803,849	$4,803,860

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $2,013 and $3,972, respectively, and unamortized discount of $(2) and $(470), respectively)	$1,230,590	$1,634,465
Unsecured notes payable, net (includes unamortized discount of $(1,119) and $0, respectively)	498,881	250,000
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	130,000	—
Accounts payable and accrued expenses	69,768	61,129
Distributions payable	39,301	39,187
Acquired lease intangible liabilities, net	117,085	100,641
Liabilities associated with investment properties held for sale	—	8,203
Other liabilities	75,175	70,860
Total liabilities	2,610,800	2,614,485

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of September 30, 2015 and December 31, 2014; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 237,287 and 236,602 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	237	237
Additional paid-in capital	4,929,255	4,922,864
Accumulated distributions in excess of earnings	(2,737,562)	(2,734,688)
Accumulated other comprehensive loss	(380)	(537)
Total shareholders' equity	2,191,555	2,187,881
Noncontrolling interests	1,494	1,494
Total equity	2,193,049	2,189,375
Total liabilities and equity	$4,803,849	$4,803,860

3rd Quarter 2015 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Rental income	$116,715	$120,143	$355,525	$355,093
Tenant recovery income	28,901	29,230	89,617	86,086
Other property income	5,339	2,074	9,898	5,905
Total revenues	150,955	151,447	455,040	447,084

Expenses
Property operating expenses	22,741	23,638	71,589	72,306
Real estate taxes	20,961	20,574	61,957	58,055
Depreciation and amortization	52,871	54,691	163,345	163,582
Provision for impairment of investment properties	169	54,584	4,113	60,378
General and administrative expenses	10,939	6,982	35,949	22,794
Total expenses	107,681	160,469	336,953	377,115

Operating income (loss)	43,274	(9,022)	118,087	69,969

Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(232)	—	(1,443)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(40,425)	(37,356)	(110,610)	(101,092)
Other income, net	479	4,706	1,398	5,383
Income (loss) from continuing operations	3,328	(41,904)	8,875	1,233

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	75,001	15,168	113,214	15,695
Net income (loss)	78,329	(26,736)	122,089	17,435
Net income (loss) attributable to the Company	78,329	(26,736)	122,089	17,435
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income (loss) attributable to common shareholders	$75,967	$(29,098)	$115,002	$10,348

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.32	$(0.12)	$0.49	$0.04
Discontinued operations	—	—	—	—
Net income (loss) per common share attributable to common shareholders	$0.32	$(0.12)	$0.49	$0.04

Weighted average number of common shares outstanding - basic	236,439	236,203	236,348	236,177

Weighted average number of common shares outstanding - diluted	236,553	236,203	236,400	236,180

3rd Quarter 2015 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a) (b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net income (loss) attributable to common shareholders	$75,967	$(29,098)	$115,002	$10,348
Depreciation and amortization	52,596	54,691	162,520	164,291
Provision for impairment of investment properties	169	54,584	4,113	60,378
Gain on sales of investment properties	(75,001)	(15,168)	(113,214)	(40,508)
FFO attributable to common shareholders	$53,731	$65,009	$168,421	$194,509

FFO attributable to common shareholders per common share outstanding	$0.23	$0.28	$0.71	$0.82

FFO attributable to common shareholders	$53,731	$65,009	$168,421	$194,509
Impact on earnings from the early extinguishment of debt, net	10,618	5,354	17,635	8,985
Provision for hedge ineffectiveness	(4)	—	(25)	(13)
Reversal of excise tax accrual	—	(4,594)	—	(4,594)
Gain on extinguishment of other liabilities	—	—	—	(4,258)
Executive separation charges (c)	—	—	3,537	—
Other (d)	91	(73)	(909)	(199)
Operating FFO attributable to common shareholders	$64,436	$65,696	$188,659	$194,430

Operating FFO attributable to common shareholders per common share outstanding	$0.27	$0.28	$0.80	$0.82

Weighted average number of common shares outstanding - basic	236,439	236,203	236,348	236,177
Dividends declared per common share	$0.165625	$0.165625	$0.496875	$0.496875

Additional Information (e)
Lease-related expenditures (f)
Same store	$5,579	$7,280	$18,871	$20,799
Other investment properties	$685	$1,681	$6,111	$7,137
Pro rata share of unconsolidated joint ventures	$—	$—	$—	$34

Capital expenditures (g)
Same store	$7,081	$2,874	$13,465	$8,474
Other investment properties	$1,315	$637	$3,269	$1,656
Discontinued operations	$—	$—	$—	$6
Pro rata share of unconsolidated joint ventures	$—	$—	$—	$28

Straight-line rental income, net (b)	$655	$875	$2,297	$3,988
Amortization of above and below market lease intangibles and lease inducements (b)	$249	$158	$710	$708
Non-cash ground rent expense (b) (h)	$791	$816	$2,377	$2,514

(a)	Refer to page 17 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)
Results for the nine months ended September 30, 2014 include amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures. All of our unconsolidated joint venture arrangements were dissolved prior to December 31, 2014.

(c)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

(d)	Consists of settlement and easement proceeds, which are included in "Other income, net" in the condensed consolidated statements of operations.

(e)
The same store portfolio for the three months ended September 30, 2015 consists of 191 properties. The same store portfolio for the nine months ended September 30, 2015 consists of 184 properties. Refer to pages 17 - 20 for definitions and reconciliations of non-GAAP financial measures.

(f)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(g)	Consists of payments for building, site and other improvements and excludes developments in progress.

(h)	Includes amortization of acquired ground lease intangibles.

3rd Quarter 2015 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	September 30, 2015	December 31, 2014
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $7,075 and $6,639, respectively)	$27,389	$33,349
Straight-line receivables (net of allowances of $1,085 and $858, respectively)	52,001	52,664
Total	$79,390	$86,013

Other Assets, net
Deferred costs, net	$41,603	$44,588
Restricted cash and escrows	37,233	58,469
Other assets, net	27,520	28,463
Total	$106,356	$131,520

Other Liabilities
Unearned income	$21,540	$21,823
Straight-line ground rent liability	34,317	31,519
Fair value of derivatives	380	562
Other liabilities	18,938	16,956
Total	$75,175	$70,860

Developments in Progress
Active developments	$1,561	$3,081
Property available for future development	45,447	39,480
Total	$47,008	$42,561

Supplemental Statements of Operations Detail
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Rental Income
Base rent	$114,469	$117,500	$347,996	$345,868
Percentage and specialty rent	1,342	1,610	4,522	4,563
Straight-line rent	655	875	2,297	3,979
Amortization of above and below market lease intangibles and lease inducements	249	158	710	683
Total	$116,715	$120,143	$355,525	$355,093

Other Property Income
Lease termination income	$3,245	$146	$3,712	$279
Other property income	2,094	1,928	6,186	5,626
Total	$5,339	$2,074	$9,898	$5,905

Property Operating Expense Supplemental Information
Bad Debt Expense	$(116)	$693	$1,105	$1,550
Non-Cash Ground Rent Expense (a)	$791	$816	$2,377	$2,514

General and Administrative Expense Supplemental Information
Acquisition Costs	$99	$27	$1,297	$363
Non-Cash Amortization of Stock-based Compensation	$2,076	$845	$8,116	$2,296

Additional Supplemental Information
Capitalized Internal Leasing Incentives	$85	$—	$340	$—
Capitalized Interest	$—	$—	$—	$—
Management Fee Income from Joint Ventures (b)	$—	$—	$—	$338

(a)	Includes amortization of acquired ground lease intangibles.

(b)	Included in "Other income, net" in the condensed consolidated statements of operations.

3rd Quarter 2015 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of September 30 based on Same store portfolio for the Three Months Ended September 30, 2015			As of September 30 based on Same store portfolio for the Nine Months Ended September 30, 2015
	2015	2014	Change	2015	2014	Change

Number of properties in same store portfolio	191	191	—	184	184	—

Occupancy	94.0%	94.3%	(0.3)%	94.2%	94.5%	(0.3)%

Percent leased (b)	95.6%	95.8%	(0.2)%	95.6%	95.8%	(0.2)%

Same store NOI (c)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change

Operating revenues
Rental income	$102,935	$101,312		$292,184	$285,411
Tenant recovery income	25,611	25,259		72,118	70,492
Other property income	1,081	914		3,069	2,535
	129,627	127,485		367,371	358,438
Operating expenses
Property operating expenses	18,237	18,859		53,382	55,902
Bad debt expense	101	56		911	424
Real estate taxes	18,718	17,853		50,328	48,001
	37,056	36,768		104,621	104,327

Same store NOI	$92,571	$90,717	2.0%	$262,750	$254,111	3.4%
NOI from other investment properties	11,324	16,155		54,402	60,185
Total NOI from continuing operations	$103,895	$106,872	(2.8)%	$317,152	$314,296	0.9%

Same store NOI, excluding the impact of strategic remerchandising activities	$91,918	$88,251	4.2%	$258,922	$246,831	4.9%

(a)
For the nine months ended September 30, 2015, our same store portfolio consists of 184 operating properties and excludes properties acquired or placed in service and stabilized during 2014 and 2015, our development properties, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014 and investment properties sold or classified as held for sale during 2014 and 2015. For the three months ended September 30, 2015, our same store portfolio consists of 191 operating properties, inclusive of the same store portfolio for the nine months ended September 30, 2015 and seven additional operating properties acquired during the first half of 2014.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). Same store NOI excludes the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during the first quarter of 2014. Same store NOI for the 2015 periods presented also excludes the net income from our wholly-owned captive insurance company, while same store NOI for the 2014 periods presented also excludes the historical intercompany expense elimination related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. Refer to pages 17 - 20 for definitions and reconciliations of non-GAAP financial measures.

3rd Quarter 2015 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	September 30, 2015	December 31, 2014
Equity Capitalization
Common stock shares outstanding	237,287	236,602
Common share price	$14.09	$16.69
	3,343,374	3,948,887
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,478,374	$4,083,887

Debt Capitalization
Mortgages payable	$1,228,579	$1,630,963
Mortgages payable associated with investment properties held for sale	—	8,075
Premium, net of accumulated amortization	2,013	3,972
Discount, net of accumulated amortization	(2)	(470)
Total mortgage debt, net	1,230,590	1,642,540

Unsecured notes payable	500,000	250,000
Discount, net of accumulated amortization	(1,119)	—
Total unsecured notes payable, net	498,881	250,000

Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	130,000	—
Total unsecured credit facility	580,000	450,000

Total debt capitalization	$2,309,471	$2,342,540

Total capitalization at end of period	$5,787,845	$6,426,427

Reconciliation of Debt to Total Net Debt

	September 30, 2015	December 31, 2014

Total consolidated debt	$2,309,471	$2,342,540
Less: consolidated cash and cash equivalents	(116,538)	(112,292)
Total net debt	$2,192,933	$2,230,248
Adjusted EBITDA (a) (b)	$387,172	$385,268
Net Debt to Adjusted EBITDA (b)	5.7x	5.8x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	6.0x	6.1x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 17 - 20 for definitions and reconciliations of non-GAAP financial measures.

3rd Quarter 2015 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility and Series A and B Notes (a)
	Covenant		September 30, 2015

Leverage ratio (b)	< 60.0%	(b)	39.0%

Secured leverage ratio (b)	< 45.0%	(b)	20.8%

Fixed charge coverage ratio (c)	> 1.50x		2.2x

Interest coverage ratio (d)	> 1.50x		2.6x

Unencumbered leverage ratio (b)	< 60.0%	(b)	32.8%

Unencumbered interest coverage ratio	> 1.75x		6.6x

4.00% Notes (e)
	Covenant	September 30, 2015

Leverage ratio (f)	< 60.0%	37.7%

Secured leverage ratio (f)	< 40.0%	20.1%

Debt service coverage ratio (g)	> 1.50x	3.2x

Unencumbered assets to unsecured debt ratio	> 150%	328%

(a)
For a complete listing of all covenants related to our Unsecured Credit Facility (comprised of the unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013. For a complete listing of all covenants related to our 4.12% Series A senior notes due 2021 and 4.58% Series B senior notes due 2024 (collectively, Series A and B notes) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 22, 2014.

(b)	Based upon a capitalization rate of 7.25%.

(c)	Applies only to our Unsecured Credit Facility. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared.

(d)	Applies only to our Series A and B notes.

(e)
For a complete listing of all covenants related to our 4.00% senior notes due 2025 (4.00% notes) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to our Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

3rd Quarter 2015 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of September 30, 2015
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$1,212,712	6.01%	3.9 years
Variable rate construction loan (c)	15,867	2.50%	0.1 years
Total mortgages payable	1,228,579	5.97%	3.9 years

Unsecured notes payable:
Senior notes - 4.12% Series A due 2021	100,000	4.12%	5.8 years
Senior notes - 4.58% Series B due 2024	150,000	4.58%	8.8 years
Senior notes - 4.00% due 2025	250,000	4.00%	9.5 years
Total unsecured notes payable (b)	500,000	4.20%	8.5 years

Unsecured credit facility:
Fixed rate portion of term loan (d)	300,000	1.99%	2.6 years
Variable rate portion of term loan	150,000	1.65%	2.6 years
Variable rate revolving line of credit	130,000	1.70%	1.6 years
Total unsecured credit facility	580,000	1.84%	2.4 years

Total consolidated indebtedness	$2,308,579	4.55%	4.5 years

Consolidated Debt Maturity Schedule as of September 30, 2015

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2015	$61,887	4.83%	$15,867	2.50%	$77,754	3.4%	4.36%
2016	66,435	5.01%	—	—	66,435	2.9%	5.01%
2017	319,708	5.52%	130,000	1.70%	449,708	19.5%	4.42%
2018	310,882	2.16%	150,000	1.65%	460,882	20.0%	1.99%
2019	448,052	7.50%	—	—	448,052	19.4%	7.50%
2020	3,424	4.80%	—	—	3,424	0.1%	4.80%
2021	122,304	4.27%	—	—	122,304	5.3%	4.27%
2022	216,171	4.87%	—	—	216,171	9.4%	4.87%
2023	30,739	4.15%	—	—	30,739	1.3%	4.15%
2024	150,680	4.58%	—	—	150,680	6.5%	4.58%
Thereafter	282,430	4.07%	—	—	282,430	12.2%	4.07%
Total	$2,012,712	4.96%	$295,867	1.72%	$2,308,579	100.0%	4.55%

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.75%.

(b)
Fixed rate mortgages payable amounts exclude mortgage premium of $2,013 and discount of $(2), net of accumulated amortization, that was outstanding as of September 30, 2015. Unsecured notes payable amounts exclude discount of $(1,119), net of accumulated amortization, that was outstanding as of September 30, 2015. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)	Subsequent to September 30, 2015, the construction loan was repaid in conjunction with the disposition of Green Valley Crossing.

(d)
Reflects $300,000 of LIBOR-based variable rate debt that matures in May 2018 and is swapped to a fixed rate of 0.53875% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 2016. The applicable margin was 1.45% as of September 30, 2015.

(e)	Represents interest rates as of September 30, 2015.

3rd Quarter 2015 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of September 30, 2015
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 9/30/2015
Consolidated Indebtedness
Green Valley Crossing (b)	11/02/15	2.50%	(c)	Variable	Secured	$15,867	(b)
New York Life portfolio (3 properties) (b)	12/31/15	4.75%		Fixed	Secured	58,344	(b)
HQ Building (b)	01/01/16	6.39%		Fixed	Secured	8,975	(b)
Cypress Mill Plaza	02/01/16	4.26%		Fixed	Secured	8,184
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	6,678
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	7,963
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
The Gateway (d)	04/01/17	6.57%		Fixed	Secured	94,823	(d)
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	56,000
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	83,533
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,387
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,663
Lincoln Park	12/01/17	4.05%		Fixed	Secured	25,678
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,319
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,352
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,701
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,490
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,221
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,852
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,083
IW JV 2009 portfolio (49 properties)	12/01/19	7.50%		Fixed	Secured	401,922
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,133
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	35,479
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	19,861
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	35,873
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,942
Subtotal						1,228,579
Mortgage premium						2,013
Mortgage discount						(2)
Mortgages payable, net						1,230,590

Senior notes - 4.12% Series A due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes - 4.58% Series B due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes - 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Subtotal						500,000
Discount						(1,119)
Unsecured notes payable, net						498,881

Term loan	05/11/18	1.99%	(e)	Fixed	Unsecured	300,000
Term loan	05/11/18	1.65%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.70%		Variable	Unsecured	130,000
Unsecured credit facility						580,000

Total consolidated indebtedness	03/28/20	4.55%				$2,309,471

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2015, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.75%.

(b)	These loans were repaid subsequent to September 30, 2015.

(c)	The construction loan bore interest at a floating rate of LIBOR + 2.25%.

(d)
During the three months ended September 30, 2015, the servicing of the Commercial Mortgage-Backed Security (CMBS) loan encumbering The Gateway was transferred to the special servicer at our request. This servicing transfer occurred notwithstanding the fact that the CMBS loan is currently performing. In 2014, this property was impaired below its debt balance. The loan is non-recourse to us, except for customary non-recourse carve-outs.

(e)
Reflects $300,000 of LIBOR-based variable rate debt that matures in May 2018 and is swapped to a fixed rate of 0.53875% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 2016. The applicable margin was 1.45% as of September 30, 2015.

3rd Quarter 2015 Supplemental Information	9

Retail Properties of America, Inc.
Acquisitions for the Nine Months Ended September 30, 2015
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	Metropolitan Statistical Area (MSA)	Property Type	Gross Leasable Area (GLA)	Purchase Price
Acquisitions
Downtown Crown	January 8, 2015	Washington, D.C.	Multi-tenant retail	258,000	$162,785
Merrifield Town Center	January 23, 2015	Washington, D.C.	Multi-tenant retail	84,900	56,500
Fort Evans Plaza II	January 23, 2015	Washington, D.C.	Multi-tenant retail	228,900	65,000
Cedar Park Town Center	February 19, 2015	Austin	Multi-tenant retail	179,300	39,057
Lake Worth Towne Crossing - Parcel (a)	March 24, 2015	Dallas	Land parcel	—	400
Tysons Corner	May 4, 2015	Washington, D.C.	Multi-tenant retail	37,700	31,556
Woodinville Plaza	June 10, 2015	Seattle	Multi-tenant retail	170,800	35,250
Southlake Town Square - Trader Joe's (a)	July 31, 2015	Dallas	Single-user outparcel	13,800	8,440
Coal Creek Marketplace	August 27, 2015	Seattle	Multi-tenant retail	55,900	17,600

	Total 2015 acquisitions (through September 30, 2015)			1,029,300	$416,588

(a)
We acquired a parcel at Lake Worth Towne Crossing and an outparcel at Southlake Town Square, both of which are existing wholly-owned multi-tenant retail operating properties. As a result, the total number of properties in our portfolio was not affected.

Subsequent to September 30, 2015, we closed on the following acquisition:

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price
Acquisitions
Royal Oaks Village II - Trader Joe's (b)	October 27, 2015	Houston	Single-user outparcel	12,300	$6,841

			Subsequent acquisition	12,300	$6,841

(b)	We acquired an outparcel at Royal Oaks Village II, an existing wholly-owned multi-tenant retail operating property. As a result, the total number of properties in our portfolio will not be affected.

3rd Quarter 2015 Supplemental Information	10

Retail Properties of America, Inc.
Dispositions for the Nine Months Ended September 30, 2015
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration	Mortgage Debt
Dispositions
Aon Hewitt East Campus	January 20, 2015	Single-user office	343,000	$17,233	$—
Promenade at Red Cliff	February 27, 2015	Multi-tenant retail	94,500	19,050	9,775	(a)
Hartford Insurance Building	April 7, 2015	Single-user office	97,400	6,015	—
Rasmussen College	April 30, 2015	Single-user office	26,700	4,800	—
Mountain View Plaza	May 15, 2015	Multi-tenant retail	162,000	28,500	—
Massillon Commons	June 4, 2015	Multi-tenant retail	245,900	12,520	—	(b)
Citizen's Property Insurance Building	June 5, 2015	Single-user office	59,800	3,650	—
Pine Ridge Plaza	June 17, 2015	Multi-tenant retail	236,500	33,200	—
Bison Hollow	June 17, 2015	Multi-tenant retail	134,800	18,800	—	(c)
The Village at Quail Springs	June 17, 2015	Multi-tenant retail	100,400	11,350	—	(b)
Greensburg Commons	July 17, 2015	Multi-tenant retail	272,500	18,400	—	(d)
Arvada Connection and Arvada Marketplace	July 28, 2015	Multi-tenant retail	367,500	54,900	—
Traveler's Office Building	July 30, 2015	Single-user office	50,800	4,841	—
Shaw's Supermarket	August 6, 2015	Single-user retail	65,700	3,000	—
Harvest Towne Center	August 24, 2015	Multi-tenant retail	39,700	7,800	—
Trenton Crossing & McAllen Shopping Center	August 31, 2015	Multi-tenant retail	265,900	39,295	—	(b)
The Shops at Boardwalk	September 15, 2015	Multi-tenant retail	122,400	27,400	—
Best on the Boulevard	September 29, 2015	Multi-tenant retail	204,400	42,500	—	(b)
Montecito Crossing	September 29, 2015	Multi-tenant retail	179,700	52,200	—	(e)

Total 2015 dispositions (through September 30, 2015)			3,069,600	$405,454	$9,775

(a)	We defeased $9,775 of the IW JV 2009 portfolio of mortgages payable to unencumber Promenade at Red Cliff in conjunction with its disposition.

(b)
We defeased $8,452, $6,325, $19,665 and $21,045 of the IW JV 2009 portfolio of mortgages payable to unencumber Massillon Commons, Village at Quail Springs, Trenton Crossing and Best on the Boulevard, respectively, prior to the dispositions.

(c)	We repaid the $7,392 mortgage payable prior to the disposition of the property.

(d)	We repaid the $10,250 mortgage payable prior to the disposition of the property.

(e)	We repaid the $16,380 mortgage payable prior to the disposition of the property.

Subsequent to September 30, 2015, we closed on the following disposition:

Property Name	Disposition Date	Property Type	GLA	Consideration	Construction Loan
Dispositions
Green Valley Crossing (f)	October 29, 2015	Development	96,400	$35,000	$15,949

	Subsequent disposition		96,400	$35,000	$15,949

(f)	Prior to the disposition, the property had been held in a consolidated joint venture.

3rd Quarter 2015 Supplemental Information	11

Retail Properties of America, Inc.
Market Summary and Property Overview as of September 30, 2015
(dollar amounts and square footage in thousands)

Market Summary

Property Type/Target Market	Number of Properties	GLA	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.
Multi-Tenant Retail: Target Markets
Dallas, TX	19	3,997	14.3%	88.6%	93.0%	$74,007	17.9%	$20.90
Baltimore, MD / Washington, D.C.	12	2,973	10.7%	90.0%	92.1%	49,551	12.0%	18.52
New York, NY	8	1,404	5.0%	97.3%	97.8%	33,286	8.1%	24.37
Atlanta, GA	9	1,513	5.4%	96.0%	96.6%	18,619	4.5%	12.82
Seattle, WA	7	1,242	4.5%	91.9%	92.4%	16,073	3.9%	14.08
Chicago, IL	5	893	3.2%	90.8%	92.9%	14,595	3.6%	18.00
Houston, TX	9	1,128	4.0%	93.4%	97.1%	14,331	3.5%	13.60
San Antonio, TX	4	779	2.8%	97.6%	97.6%	12,407	3.0%	16.32
Phoenix, AZ	3	632	2.3%	96.5%	97.5%	10,095	2.4%	16.55
Austin, TX	4	350	1.3%	93.5%	95.0%	5,111	1.2%	15.62
Subtotal	80	14,911	53.5%	92.1%	94.4%	248,075	60.1%	18.06

Other Markets - Top 50 MSAs	34	5,600	20.1%	89.1%	91.5%	72,876	17.7%	14.61

Subtotal Target Markets and Top 50 MSAs	114	20,511	73.6%	91.3%	93.6%	320,951	77.8%	17.14

Other Markets	38	7,357	26.4%	96.2%	96.5%	91,884	22.2%	12.98

Total Multi-Tenant Retail	152	27,868	100.0%	92.6%	94.4%	412,835	100.0%	16.00

Single-User Retail	49	1,292		100.0%	100.0%	25,278		19.57

Total Retail	201	29,160		92.9%	94.6%	438,113		16.17

Office	1	895		100.0%	100.0%	10,476		11.71

Total Operating Portfolio	202	30,055		93.1%	94.8%	$448,589		$16.03

Property Overview

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR per Occupied Sq. Ft.
Retail:
North	70	9,094	31.2%	95.2%	96.1%	$148,858	34.0%	$17.19
East	51	7,076	24.3%	92.5%	94.3%	85,611	19.5%	13.08
Total Eastern Division	121	16,170	55.5%	94.0%	95.3%	234,469	53.5%	15.43

South	51	7,363	25.2%	91.2%	94.5%	119,128	27.2%	17.74
West	29	5,627	19.3%	91.9%	92.8%	84,516	19.3%	16.34
Total Western Division	80	12,990	44.5%	91.5%	93.8%	203,644	46.5%	17.13

Total - Retail	201	29,160	100.0%	92.9%	94.6%	438,113	100.0%	16.17

Office	1	895		100.0%	100.0%	10,476		11.71

Total Operating Portfolio	202	30,055		93.1%	94.8%	$448,589		$16.03

(a)	Percentages are only provided for our retail operating portfolio.

3rd Quarter 2015 Supplemental Information	12

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of September 30, 2015
(square footage in thousands)

Total Retail Operating Portfolio

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	70	9,094	95.2%	5,432	100.0%	1,613	94.7%	878	88.0%	1,171	79.3%
East	51	7,076	92.5%	3,999	94.2%	1,330	96.4%	607	91.5%	1,140	82.6%
Total Eastern Division	121	16,170	94.0%	9,431	97.5%	2,943	95.5%	1,485	89.4%	2,311	80.9%

South	51	7,363	91.2%	3,038	94.6%	1,458	88.1%	1,092	92.2%	1,775	87.5%
West	29	5,627	91.9%	2,863	97.4%	1,054	94.6%	662	81.8%	1,048	80.5%
Total Western Division	80	12,990	91.5%	5,901	95.9%	2,512	90.8%	1,754	88.3%	2,823	84.9%

Total	201	29,160	92.9%	15,332	96.9%	5,455	93.3%	3,239	88.8%	5,134	83.1%

Total - % Leased including Signed	201	29,160	94.6%	15,332	97.6%	5,455	97.3%	3,239	91.2%	5,134	84.9%

3rd Quarter 2015 Supplemental Information	13

Retail Properties of America, Inc.
Top Retail Tenants as of September 30, 2015
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of September 30, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	675	2.5%	$13,275	3.0%	$19.67

Best Buy Co., Inc.	Best Buy, Pacific Sales	21	830	3.1%	12,682	2.9%	15.28

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	41	1,207	4.5%	11,170	2.5%	9.25

Ross Stores, Inc.		33	973	3.6%	10,884	2.5%	11.19

Rite Aid Corporation		32	409	1.5%	9,388	2.1%	22.95

PetSmart, Inc.		29	603	2.2%	9,030	2.1%	14.98

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	24	650	2.4%	8,973	2.0%	13.80

The Home Depot, Inc.	Home Depot, Home Decorators	8	870	3.2%	7,303	1.7%	8.39

AB Acquisition LLC	Safeway, Jewel-Osco, Shaw's Supermarket, Tom Thumb	10	526	1.9%	7,117	1.6%	13.53

Regal Entertainment Group	Edwards Cinema	2	219	0.8%	6,911	1.6%	31.56

The Sports Authority, Inc.		11	480	1.8%	6,109	1.4%	12.73

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	24	542	2.0%	6,019	1.4%	11.11

Pier 1 Imports, Inc.		27	277	1.0%	5,564	1.3%	20.09

Office Depot, Inc.	Office Depot, OfficeMax	19	392	1.4%	5,537	1.3%	14.13

Publix Super Markets Inc.		12	511	1.9%	5,405	1.2%	10.58

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	495	1.8%	5,403	1.2%	10.92

Ascena Retail Group Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	47	254	0.9%	5,316	1.2%	20.93

The Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	25	344	1.3%	5,065	1.2%	14.72

Staples, Inc.		14	301	1.1%	4,984	1.1%	16.56

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	9	506	1.9%	4,978	1.1%	9.84
Total Top Retail Tenants		409	11,064	40.8%	$151,113	34.4%	$13.66

3rd Quarter 2015 Supplemental Information	14

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio as of September 30, 2015 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q3 2015	131	666	$19.01	$17.38	9.38%	5.94	$13.99
Q2 2015	142	782	$19.52	$17.95	8.75%	6.28	$7.70
Q1 2015	139	765	$16.80	$15.69	7.07%	5.87	$14.35
Q4 2014	139	732	$18.91	$18.54	2.00%	5.12	$11.77
Total - 12 months	551	2,945	$18.52	$17.31	6.99%	5.84	$11.86

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2015	80	412	$18.85	$17.57	7.29%	4.61	$0.05
Q2 2015	92	528	$18.58	$17.34	7.15%	4.85	$1.82
Q1 2015	89	488	$16.99	$16.17	5.07%	4.60	$0.94
Q4 2014	82	363	$18.86	$18.47	2.11%	4.03	$0.45
Total - 12 months	343	1,791	$18.26	$17.30	5.55%	4.56	$0.89

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2015	14	89	$19.77	$16.53	19.60%	8.58	$32.56
Q2 2015	15	39	$32.24	$26.21	23.01%	8.11	$33.63
Q1 2015	13	76	$15.56	$12.59	23.59%	7.95	$26.10
Q4 2014	14	53	$19.29	$19.00	1.53%	8.25	$29.59
Total - 12 months	56	257	$20.32	$17.35	17.12%	8.26	$30.20

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2015	37	165	$22.41	n/a	n/a	7.49	$38.86
Q2 2015	35	215	$19.41	n/a	n/a	9.09	$17.45
Q1 2015	37	201	$18.36	n/a	n/a	8.08	$42.39
Q4 2014	43	316	$12.20	n/a	n/a	6.21	$21.80
Total - 12 months	152	897	$17.19	n/a	n/a	7.75	$28.52

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

3rd Quarter 2015 Supplemental Information	15

Retail Properties of America, Inc.
Retail Lease Expirations as of September 30, 2015
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of September 30, 2015, of lease expirations scheduled to occur during the remainder of 2015 and each of the nine calendar years from 2016 to 2024 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of September 30, 2015. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	62	259	0.9%	0.9%	$4,014	0.9%	$15.50	$4,014	$15.50
2016	406	1,829	6.8%	6.3%	35,121	8.0%	19.20	35,214	19.25
2017	437	2,833	10.5%	9.7%	43,858	10.0%	15.48	44,437	15.69
2018	483	3,042	11.2%	10.5%	54,461	12.4%	17.90	55,713	18.31
2019	517	4,150	15.3%	14.2%	74,668	17.1%	17.99	76,362	18.40
2020	368	3,334	12.2%	11.4%	50,788	11.5%	15.23	52,610	15.78
2021	163	2,083	7.7%	7.2%	31,998	7.3%	15.36	34,990	16.80
2022	102	2,047	7.6%	7.0%	28,240	6.4%	13.80	30,207	14.76
2023	99	1,620	6.0%	5.5%	24,625	5.6%	15.20	26,366	16.28
2024	155	2,253	8.3%	7.7%	33,040	7.6%	14.66	35,661	15.83
Thereafter	159	3,544	13.1%	12.1%	55,302	12.7%	15.60	62,964	17.77
Month to month	49	103	0.4%	0.4%	1,998	0.5%	19.40	1,998	19.40
Leased Total	3,000	27,097	100.0%	92.9%	$438,113	100.0%	$16.17	$460,536	$17.00

Leases signed but not commenced	64	494	—	1.7%	$9,282	—	$18.79	$11,023	$22.31
Available		1,569	—	5.4%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	6	124	0.4%	0.4%	$1,308	0.3%	$10.55	$1,308	$10.55
2016	38	831	3.1%	2.9%	11,946	2.7%	14.38	11,946	14.38
2017	55	1,780	6.6%	6.1%	17,676	4.0%	9.93	17,698	9.94
2018	66	1,829	6.7%	6.3%	23,361	5.3%	12.77	23,582	12.89
2019	114	2,970	11.0%	10.2%	44,530	10.2%	14.99	44,804	15.09
2020	91	2,426	8.9%	8.3%	29,149	6.6%	12.02	29,483	12.15
2021	55	1,660	6.1%	5.7%	22,641	5.2%	13.64	24,231	14.60
2022	50	1,838	6.8%	6.3%	22,723	5.2%	12.36	24,005	13.06
2023	41	1,384	5.1%	4.7%	18,826	4.3%	13.60	19,801	14.31
2024	60	1,923	7.1%	6.6%	23,081	5.3%	12.00	24,214	12.59
Thereafter	68	3,190	11.8%	10.9%	44,495	10.2%	13.95	49,982	15.67
Month to month	—	—	—%	—%	—	—%	—	—	—
Leased Total	644	19,955	73.6%	68.4%	$259,736	59.3%	$13.02	$271,054	$13.58

Leases signed but not commenced	16	324	—	1.1%	$4,600	—	$14.20	$5,243	$16.18
Available		510	—	1.8%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2015	56	135	0.5%	0.5%	$2,706	0.6%	$20.04	$2,706	$20.04
2016	368	998	3.7%	3.4%	23,175	5.3%	23.22	23,268	23.31
2017	382	1,053	3.9%	3.6%	26,182	6.0%	24.86	26,739	25.39
2018	417	1,213	4.5%	4.2%	31,100	7.1%	25.64	32,131	26.49
2019	403	1,180	4.3%	4.0%	30,138	6.9%	25.54	31,558	26.74
2020	277	908	3.3%	3.1%	21,639	4.9%	23.83	23,127	25.47
2021	108	423	1.6%	1.5%	9,357	2.1%	22.12	10,759	25.43
2022	52	209	0.8%	0.7%	5,517	1.2%	26.40	6,202	29.67
2023	58	236	0.9%	0.8%	5,799	1.3%	24.57	6,565	27.82
2024	95	330	1.2%	1.1%	9,959	2.3%	30.18	11,447	34.69
Thereafter	91	354	1.3%	1.2%	10,807	2.5%	30.53	12,982	36.67
Month to month	49	103	0.4%	0.4%	1,998	0.5%	19.40	1,998	19.40
Leased Total	2,356	7,142	26.4%	24.5%	$178,377	40.7%	$24.98	$189,482	$26.53

Leases signed but not commenced	48	170	—	0.6%	$4,682	—	$27.54	$5,780	$34.00
Available		1,059	—	3.6%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

3rd Quarter 2015 Supplemental Information	16

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO attributable to common shareholders. Management believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing our performance and operations to those of other real estate investment trusts (REITs). We believe that FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to "Net income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, executive separation charges and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO attributable to common shareholders. We believe that Operating FFO attributable to common shareholders, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to "Net income" or "Net income attributable to common shareholders" as an indicator of our performance or "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangibles and straight-line bad debt expense). We believe that NOI is a useful measure of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI provides an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI to evaluate our performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, this measure should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties and Same Store NOI, Excluding the Impact of Strategic Remerchandising Activities
Same Store NOI for the nine months ended September 30, 2015 represents NOI from our same store portfolio consisting of 184 operating properties acquired or placed in service and stabilized prior to January 1, 2014. NOI from Other Investment Properties for the nine months ended September 30, 2015 represents NOI primarily from properties acquired during 2014 and 2015, our development properties, two properties where we have begun activities in anticipation of future redevelopment, one property that was impaired below its debt balance during 2014, the investment properties that were sold or held for sale in 2014 and 2015 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during the first quarter of 2014. In addition, the financial results reported in "Other investment properties" for the nine months ended September 30, 2015 include the net income from our wholly-owned captive insurance company, which was formed on December 1, 2014, and the financial results reported in "Other investment properties" for the nine months ended September 30, 2014 include the historical intercompany expense elimination related to our former insurance captive unconsolidated joint venture investment, in which we terminated our participation effective December 1, 2014. For the nine months ended September 30, 2014, the historical captive insurance expense related to our portfolio was recorded in equity in loss of unconsolidated joint ventures, net. For the three months ended September 30, 2015, our same store portfolio consists of 191 operating properties inclusive of the same store portfolio for the nine months ended September 30, 2015 and seven additional operating properties acquired during the first half of 2014.

3rd Quarter 2015 Supplemental Information	17

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI, NOI from Other Investment Properties and Same Store NOI, Excluding the Impact of Strategic Remerchandising Activities (continued)
The financial results reported in "Other investment properties" for the three months ended September 30, 2015 are inclusive of the topics described above for the nine months ended September 30, 2015 excluding the seven investment properties acquired during the first half of 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties.
Same Store NOI, excluding the impact of strategic remerchandising activities, represents Same Store NOI, less the operating revenues of the previously announced 15 anchor locations subject to strategic remerchandising that have vacated as of September 30, 2015, as well as the related revenue impact of such efforts due to co-tenancy provisions or otherwise.
We believe that Same Store NOI, NOI from Other Investment Properties and Same Store NOI, excluding the impact of strategic remerchandising activities, are useful measures of our operating performance. Further, we believe Same Store NOI, excluding the impact of strategic remerchandising activities, is also useful as it provides a basis for evaluating the impact of our previously announced remerchandising activities on our operating results. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as alternative measures of our financial performance.
Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to "Net income attributable to common shareholders" as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.

3rd Quarter 2015 Supplemental Information	18

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating revenues
Same store investment properties (191 and 184 properties, respectively):
Rental income	$102,935	$101,312	$292,184	$285,411
Tenant recovery income	25,611	25,259	72,118	70,492
Other property income	1,081	914	3,069	2,535
Other investment properties:
Rental income	12,876	17,798	60,334	65,020
Tenant recovery income	3,290	3,971	17,499	15,594
Other property income	1,013	1,014	3,117	3,091
Operating expenses
Same store investment properties (191 and 184 properties, respectively):
Property operating expenses	(18,338)	(18,915)	(54,293)	(56,326)
Real estate taxes	(18,718)	(17,853)	(50,328)	(48,001)
Other investment properties:
Property operating expenses	(3,612)	(3,907)	(14,919)	(13,466)
Real estate taxes	(2,243)	(2,721)	(11,629)	(10,054)

NOI from continuing operations
Same store investment properties	92,571	90,717	262,750	254,111
Other investment properties	11,324	16,155	54,402	60,185
Total NOI from continuing operations	103,895	106,872	317,152	314,296

Other income (expense)
Straight-line rental income, net	655	875	2,297	3,979
Amortization of acquired above and below market lease intangibles, net	505	334	1,346	1,216
Amortization of lease inducements	(256)	(176)	(636)	(533)
Lease termination fees	3,245	146	3,712	279
Straight-line ground rent expense	(931)	(956)	(2,797)	(2,934)
Amortization of acquired ground lease intangibles	140	140	420	420
Depreciation and amortization	(52,871)	(54,691)	(163,345)	(163,582)
Provision for impairment of investment properties	(169)	(54,584)	(4,113)	(60,378)
General and administrative expenses	(10,939)	(6,982)	(35,949)	(22,794)
Gain on extinguishment of other liabilities	—	—	—	4,258
Equity in loss of unconsolidated joint ventures, net	—	(232)	—	(1,443)
Gain on change in control of investment properties	—	—	—	24,158
Interest expense	(40,425)	(37,356)	(110,610)	(101,092)
Other income, net	479	4,706	1,398	5,383
Total other expense	(100,567)	(148,776)	(308,277)	(313,063)

Income (loss) from continuing operations	3,328	(41,904)	8,875	1,233

Discontinued operations:
Loss, net	—	—	—	(148)
Gain on sales of investment properties	—	—	—	655
Income from discontinued operations	—	—	—	507
Gain on sales of investment properties	75,001	15,168	113,214	15,695
Net income (loss)	78,329	(26,736)	122,089	17,435
Net income (loss) attributable to the Company	78,329	(26,736)	122,089	17,435
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net income (loss) attributable to common shareholders	$75,967	$(29,098)	$115,002	$10,348

Same Store NOI, Excluding the Impact of Strategic Remerchandising Activities
Same store NOI	$92,571	$90,717	$262,750	$254,111
Less: Impact of strategic remerchandising activities	(653)	(2,466)	(3,828)	(7,280)
Same store NOI, excluding the impact of strategic remerchandising activities	$91,918	$88,251	$258,922	$246,831

3rd Quarter 2015 Supplemental Information	19

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	September 30, 2015	December 31, 2014

Net income attributable to common shareholders	$75,967	$23,502
Preferred stock dividends	2,362	2,363
Interest expense	40,425	32,743
Depreciation and amortization	52,871	52,385
Gain on sales of investment properties	(75,001)	(26,501)
Provision for impairment of investment properties	169	11,825
Adjusted EBITDA	$96,793	$96,317
Annualized	$387,172	$385,268

3rd Quarter 2015 Supplemental Information	20